EXHIBIT 11
                       CENTURY TELEPHONE ENTERPRISES, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE

                                                      Year ended December 31,
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                                                       1994     1993     1992
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                                                    (Dollars, except per share
                                                        amounts,and shares
                                                      expressed in thousands)

    Income before cumulative effect of changes
        in accounting principles                   $ 100,238   69,004   59,973
    Dividends applicable to preferred stock              (93)     (24)     (24)
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    Income before cumulative effect of changes
        in accounting principles applicable
        to common stock                              100,145   68,980   59,949
    Dividends applicable to preferred stock               93       24       24
    Interest on 6% convertible debentures,
        net of taxes                                   4,595    4,583    4,201
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    Income before cumulative effect of changes
        in accounting principles as adjusted
        for purposes of computing fully
        diluted earnings per share                 $ 104,833   73,587   64,174
    ==========================================================================


    Net income                                     $ 100,238   69,004   44,305
    Dividends applicable to preferred stock              (93)     (24)     (24)
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    Net income applicable to common stock            100,145   68,980   44,281
    Dividends applicable to preferred stock               93       24       24
    Interest on 6% convertible debentures,
        net of taxes                                   4,595    4,583        -
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    Net income as adjusted for purposes of
        computing fully diluted earnings per share $ 104,833   73,587   44,305
    ==========================================================================


    Weighted average number of shares:
        Outstanding during period                     53,139   50,512   47,982
        Common stock equivalent shares                   580      694      518
        Employee Stock Ownership Plan shares
           not committed to be released                 (300)       -        -
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    Number of shares for computing primary
        earnings per share                            53,419   51,206   48,500
    Incremental common shares attributable
        to additional dilutive effect of
        convertible securities                         4,716    4,686    4,314
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    Number of shares as adjusted for purposes
        of computing fully diluted earnings
        per share before cumulative effect of
        changes in accounting principles              58,135   55,892   52,814
    Less antidilutive effect of 6% convertible
        debentures                                         -        -   (4,161)
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    Number of shares as adjusted for purposes of
        computing fully diluted earnings per share    58,135   55,892   48,653
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    Primary earnings per share:

        Income before cumulative effect of changes
          in accounting principles                   $  1.88     1.35     1.23
        Cumulative effect of changes in accounting
          principles                                       -        -     (.32)
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    Primary earnings per share                       $  1.88     1.35      .91
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    Fully diluted earnings per share:

        Income before cumulative effect of changes
          in accounting principles                   $  1.80     1.32     1.22
        Cumulative effect of changes in accounting
          principles                                       -        -     (.31)
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    Fully diluted earnings per share                 $  1.80     1.32      .91
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